Cane & Associates, LLP		2300 West Sahara Avenue, Suite 500-Box 18 Las Vegas, NV 89102
Michael A. Cane*	Chad Wiener+	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: mcane@telelaw.com

October 17, 2003

Skinvisible, Inc.
6320 South Sandhill Road, Suite 10
Las Vegas, Nevada 89120
Attention: Terry Howlett, President

Re: Skinvisible, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Skinvisible, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company’s common stock issued pursuant to a consulting agreement (the "Agreement"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based on Nevada law.

Based upon the foregoing, we are of the opinion that the common stock to be issued under the Agreement will be validly issued, fully paid and non-assessable when paid for following the exercise of any properly issued option agreement.

Very truly yours,

CANE AND ASSOCIATES, LLP

/s/ Michael A. Cane

_____________________________
Michael A. Cane, attorney and
Managing Member

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND ASSOCIATES, LLP

/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member

*Licensed Nevada, California, Washington and Hawaii Bars; + Illinois and Wisconsin State Bars